UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): June 30, 2006

                           Woodhead Industries, Inc.
             (Exact Name of Registrant as Specified in its Charter)

           Delaware                        0-5971                36-1982580
(State or Other Jurisdiction          (Commission File         (IRS Employer
   of Incorporation)                      Number)            Identification No.)

                3 Parkway North, Suite 550, Deerfield, IL 60035
              (Address of Principal Executive Offices) (Zip Code)
                                 (847) 236-9300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01   Entry into a Material Definitive Agreement

Merger Agreement

         On June 30, 2006, Woodhead Industries, Inc. (the "Company"), Molex Incorporated ("Molex"), and MLX Acquisition Corp., a Delaware corporation and a newly-formed wholly-owned subsidiary of Molex ("Purchaser"), entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the acquisition of the Company by Molex. Pursuant to the Merger Agreement, Purchaser will commence a cash tender offer to purchase all outstanding shares of the Company's common stock, par value $1.00 per share (the "Shares"), in exchange for $19.25 per Share in cash (the "Offer Price"), upon the terms and subject to the conditions set forth in an Offer to Purchase and a related Letter of Transmittal that will be distributed to the Company's stockholders by Purchaser and filed with the Securities and Exchange Commission (the "SEC"). The Offer to Purchase and the Letter of Transmittal, together with any amendments or supplements thereto, collectively constitute the "Offer."

         Subsequent to the successful completion of the Offer and the satisfaction or waiver of the conditions set forth in the Merger Agreement, Purchaser will be merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and as a wholly-owned subsidiary of Molex. At the effective time of the Merger, each Share then outstanding (other than (i) treasury Shares, (ii) Shares that are owned by Molex, the Purchaser or any other wholly-owned subsidiary of Molex, or (iii) stockholders who have properly exercised dissenters' rights under the Delaware General Corporation Law) will be converted into the right to receive in the Merger the same $19.25 per Share cash Offer Price, without interest. Any uncancelled options to purchase Shares that remain outstanding immediately prior to the Merger will be entitled to an amount in cash equal to the excess, if any, of the Offer Price over the per Share exercise price of such option, multiplied by the number of unexercised Shares subject to the option.

         The Offer is not subject to a financing condition. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares which represents at least a majority of the outstanding Shares on a fully-diluted basis on the date of purchase, as well as all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the German Act Against Restraints of Competition and any material applicable foreign statutes or regulations having expired or been terminated. The Offer is also subject to a number of other conditions set forth in the Merger Agreement.

         As part of the Merger Agreement, the Company granted to the Purchaser an irrevocable option to purchase the number of newly-issued Shares at a per share purchase price equal to the Offer Price that, when added to the number of Shares owned by Purchaser immediately following consummation of the Offer, results in Purchaser owning 90% of the fully diluted shares (the "Top-Up Option"). However, the number of Shares subject to the Top-Up Option is limited to the number of Shares authorized and available for issuance and, in any event, the Top-Up Option cannot be exercised if such exercise would require stockholder approval under the rules of the Nasdaq Stock Market. If the Top-Up Option is exercised by Purchaser (resulting in Purchaser owning 90% or more of the fully diluted shares), Purchaser will be able to effect a short-form merger under the Delaware General Corporation Law, subject to the terms and conditions of the Merger Agreement.

         The Merger Agreement includes customary representations, warranties and covenants of the Company, Molex and the Purchaser. In addition to certain other covenants, the Company has agreed not to solicit, initiate or encourage any acquisition proposal from a third party, disclose non-public information to any third party in connection with any acquisition proposal, or engage in substantive discussions regarding any acquisition proposal, in each case subject to certain exceptions set forth in the Merger Agreement.

         The Merger Agreement contains certain termination rights for both Molex and the Company, and further provides that, upon termination of the Merger Agreement under specified circumstances, including a termination by the Company to enter into an agreement with respect to a superior proposal in circumstances permitted by the Merger Agreement, the Company is required to pay Molex a termination fee of $7.0 million and reimbursement of expenses of up to $2.5 million.

         The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. There are representations and warranties contained in the Merger Agreement which were made by the parties to each other as of specific dates. The assertions embodied in these representations and warranties were made solely for purposes of the Merger Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality that is different from certain standards generally applicable to stockholders or were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Based upon the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

Additional Information

         This document is neither an offer to purchase nor solicitation of an offer to sell securities. The tender offer for the Company's outstanding shares of common stock described in this filing has not commenced. At the time the offer is commenced, the Purchaser will file a tender offer statement on Schedule TO with the SEC, and the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement will contain important information that should be read carefully before any decision is made with respect to the tender offer. Those materials will be made available to the Company's stockholders at no expense to them. In addition, all of those materials (and all other offer documents filed with the SEC) will be available at no charge on the SEC's website: www.sec.gov.

Item 8.01   Other Events

     On June 30, 2006, the Company and Molex issued a joint press release, which is attached as Exhibit 99.1 hereto, relating to the Merger Agreement. The press release is incorporated herein by this reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

   Exhibit No.        Description
   -----------        -----------

       2.1            Agreement and Plan of Merger, dated as of June 30, 2006
       99.1           Press Release dated June 30, 2006

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WOODHEAD INDUSTRIES, INC.

Date: July 5, 2006                By:  /s/ Robert H. Fisher
                                       -----------------------------------------
                                       Name:  Robert H. Fisher
                                       Title: Vice President, Finance and C.F.O.
                                              (Principal Financial Officer)

                                 EXHIBIT INDEX

   Exhibit No.        Description
   -----------        -----------

       2.1            Agreement and Plan of Merger, dated as of June 30, 2006
       99.1           Press Release dated June 30, 2006